EXHIBIT 24.1
POWER OF ATTORNEY

Each director and/or officer of Designer Brands Inc. (the "Corporation") whose signature appears below hereby appoints each of Jared Poff, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Michelle Krall, Senior Vice President, Chief Legal Officer and Corporate Secretary, and Mark Haley, Senior Vice President and Controller, as the undersigned's attorney or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended February 3, 2024, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 25th day of March 2024.

Signature	Title

/s/ Jay L. Schottenstein	Executive Chairman of the Board and Director
Jay L. Schottenstein

/s/ Douglas M. Howe	Chief Executive Officer and Director
Douglas M. Howe	(Principal Executive Officer)

/s/ Jared A. Poff	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Jared Poff	(Principal Financial Officer)

/s/ Mark Haley	Senior Vice President and Controller
Mark Haley	(Principal Accounting Officer)

/s/ Peter S. Cobb	Director
Peter S. Cobb

/s/ Elaine J. Eisenman	Director
Elaine J. Eisenman

/s/ Tami J. Fersko	Director
Tami Fersko

/s/ Joanna T. Lau	Director
Joanna T. Lau

/s/ Richard A. Paul	Director
Rich Paul

/s/ Joseph A. Schottenstein	Director
Joseph A. Schottenstein

/s/ Harvey L. Sonnenberg	Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum	Director
Allan J. Tanenbaum

/s/ Joanne Zaiac	Director
Joanne Zaiac